                       ASSET PURCHASE AND SALE AGREEMENT

                                    BETWEEN

                             MURPHY OIL COMPANY LTD

                                     AND -

                         PLAINS MARKETING CANADA, L.P.

                               TABLE OF CONTENTS

Article 1 DEFINITIONS AND INTERPRETATION                                         3
      1.1   Definitions......................................................    3
      1.2   Schedules........................................................   23
      1.3   Included Words...................................................   25
      1.4   Invalidity of Provisions.........................................   25
      1.5   Knowledge........................................................   25
      1.6   Headings.........................................................   26
      1.7   Statutory References.............................................   26
Article 2 PURCHASE AND SALE                                                     26
      2.1   Purchase and Sale................................................   26
      2.2   Purchase Price...................................................   26
      2.3   Adjustments Subsequent to Closing Date...........................   30
      2.4   Sales and Value Added Taxes......................................   32
      2.5   Disputed Payments and Interest on Overdue Payments...............   33
      2.6   Payments.........................................................   34
      2.7   Transaction Costs................................................   34
      2.8   Working Stock Inventory..........................................   34
Article 3 CLOSING                                                               35
      3.1   Transfer of Title................................................   35
      3.2   Payment of Consideration and Sales and Value Added Taxes.........   35
      3.3   Conveyances and Agreements.......................................   36
      3.4   Registration and Delivery of Conveyance Documents................   40
      3.5   Vendor's Closing Conditions......................................   41
      3.6   Purchaser's Closing Conditions...................................   43
      3.7   Fulfillment of Conditions Precedent..............................   47
Article 4 INTERIM MATTERS                                                       48
      4.1   Operation of the Assets..........................................   48
      4.2   Discharge of Security............................................   50
      4.3   Rights of First Refusal..........................................   51
      4.4   Insurance........................................................   53
      4.5   Damage to Assets.................................................   53
Article 5 REPRESENTATIONS AND WARRANTIES                                        54
      5.1   Representations and Warranties of Vendor.........................   54
      5.2   Disclaimer and Acknowledgement...................................   65
      5.3   Representations and Warranties of Purchaser......................   67
      5.4   Survival of Representations and Warranties and Other Covenants...   68
Article 6 ENVIRONMENTAL MATTERS AND INDEMNITIES                                 70
      6.1   Environmental Matters............................................   70
      6.2   General Indemnities..............................................   75
      6.3   Subrogation......................................................   79
      6.4   Due Diligence Completed After Closing............................   79
      6.5   Milk River.......................................................   80

Article 7 EMPLOYEES                                                             80
      7.1   Offer of Employment..............................................   80
Article 8 GENERAL                                                               83
      8.1   Further Assurances...............................................   83
      8.2   Governing Law....................................................   84
      8.3   Waiver...........................................................   84
      8.4   Time                                                                85
      8.5   Notices..........................................................   85
      8.6   Signs                                                               87
      8.7   Assignment.......................................................   87
      8.8   Confidentiality..................................................   88
      8.9   Access to Records................................................   90
      8.10  Enurement........................................................   90
      8.11  Entire Agreement.................................................   91

                       ASSET PURCHASE AND SALE AGREEMENT

This ASSET PURCHASE AND SALE AGREEMENT is made the 28th day of February, 2001

BETWEEN:

          MURPHY OIL COMPANY LTD., a corporation incorporated under the laws of

          Canada and carrying on business in Calgary, Alberta (hereinafter called "Vendor")

                                    - AND -

          PLAINS MARKETING CANADA, L.P., a limited partnership formed under the laws of Alberta and carrying on business in Calgary, Alberta

          (hereinafter called "Purchaser")


WHEREAS Vendor wishes to sell, assign and convey the Assets to Purchaser and

Purchaser wishes to purchase and accept such assignment and conveyance of the

Assets from Vendor;


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises,

mutual covenants, agreements and warranties hereinafter set forth and contained,

the parties hereto respectively covenant and agree as follows.

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

In this Agreement, including the recitals, this Article and the Schedules attached hereto, unless the context otherwise requires, or unless otherwise defined herein:


"ADJUSTED STATEMENT" has the meaning set forth in clause 2.3;


"AFFILIATE" means, with respect to the relationship between two (2) Persons,

that one of them controls, or is controlled by, the other or that both of them are controlled by another Person where "control" means the direct or indirect ownership of more than fifty percent (50%) of the issued and outstanding voting securities or interests of the Person;


"AGREEMENT" means this Asset Purchase and Sale Agreement;


"ALLENBY LEASE" means the lease agreement with respect to the Allenby Repair

Shop Building, to be entered into between Vendor and Purchaser on the Closing

Date, substantially in the form attached as Schedule 22;


"ALLENBY REPAIR SHOP BUILDING" means a truck repair shop on Murphy owned property a short distance south of Lloydminster;


"APPLICABLE LAW" means:


     (a)  all federal, provincial, state, local and municipal laws, statutes,

          by-laws, rules, regulations and orders;

     (b)  all directives, guidelines, information letters, interim directives and bulletins, of any Government Authorities; and


     (c)  all judgments, orders and decrees of all courts, arbitrators and

          Government Authorities and bodies exercising similar functions in actions or proceedings in which the Person in question is a party or by which it is bound or having application to the transaction or event in question;


"ASSETS" means the assets owned or leased by Vendor in the operations and activities of the Business consisting of the following:


     (a)  Vendor's entire interest in the Pipelines;


     (b)  Vendor's entire interest in the Facilities;


     (c)  the Intangible Rights and Interests;


     (d)  the Linefill;


     (e)  the Inventory (of which excess Inventory is to be paid for separately in accordance with Section 2.2(a));


     (f)  the Lands and Surface Rights;


     (g)  the Vehicles and the Spur Trailers;

     (h)  the assets related to, or used in or held for use in the operations of, Spur Services, including lab facilities and equipment and meter provers and related equipment;


     (i)  the Lloydminster Warehouse;


     (j)  the Lloydminster Shop Building;


     (k)  the Allenby Repair Shop Building;


     (l)  the tools, spare parts, furniture, office equipment, office supplies,

          shop supplies, communications equipment and all other ancillary equipment used or held for use in operating the Business;


     (m)  the claims, causes of action, rights of recovery and rights of set-off of Vendor against third parties relating to the Assets, including all rights of Vendor under manufacturers', repairers' and vendors'

          warranties and guarantees, liens, security interests, pledges or any rights of payment; and


     (n)  all proceeds received or receivable on or after the Effective Time from insurers or third parties in respect of unrepaired damage to any of the Assets that occurred prior to the Closing Date;


but excludes the Excluded Assets;


"BODO FACILITY" means the assets described in the schematic titled "Bodo

Facility" in Schedule 1;

"BUSINESS" means the following businesses carried on in British Columbia,

Alberta and Saskatchewan by Vendor's Supply and Transportation Department at the

Effective Time:


     (a)  the transportation and storage of Pipeline Substances by use of any pipeline or tankage that Vendor operates or in which Vendor owns an interest;


     (b)  the transportation of Pipeline Substances by trucks and/or trailers owned by or operated under contract with Vendor;


     (c)  the marketing and trading of third party Pipeline Substances; and


     (d)  Spur Services and Spur Trucking;


"BUSINESS DAY" means any day of the week except a Saturday, a Sunday or any statutory or legal holiday in Calgary, Alberta or in New York, New York;


"CACTUS LAKE FACILITY" means the assets described in the schematic titled

"Cactus Lake Facility" in Schedule 1;


"CAPITAL PROJECTS" means the projects described in Schedule 2;


"CLAIM" means any legal claim, written demand, loss, liability, cause of action,

penalty, fine, cost (including legal expenses of the claimant on a "solicitor and his own client" basis and all reasonably incurred consulting fees and all costs of complying with any
order, rule, decree or direction of any Government Authority), pre- and post-

judgment interest, damages and expenses of every kind and character;


"CLOSING" means the completion of the transactions contemplated by this

Agreement and all matters incidental thereto in accordance with the terms and conditions of this Agreement;


"CLOSING DATE" means the later of (i) February 28, 2001, and (ii) the fifth

(5th) Business Day following receipt of all regulatory approvals and all third party consents with respect to the assignment of all agreements for which third party consents are required for Closing as listed in Schedule 12, or (iii) such other date as may be mutually agreed to, in writing, by the parties hereto;


"CLOSING TIME" means 10:00 a.m. Calgary time on the Closing Date;


"COMPETITION ACT" means the Competition Act (Canada), as amended;


"COMPETITION ACT APPROVAL" means that:

     (a)  the Commissioner of Competition (the "Commissioner") appointed under the Competition Act has issued an advance ruling certificate pursuant to Section 102 of the Competition Act in respect of the Reviewable

          Transactions; or


     (b)  the Competition Act Notification has been given and either:

          (i)  the applicable waiting period under Section 123 of the

               Competition Act has expired without the Commissioner having advised the parties that he intends to apply to the Competition

               Tribunal for an order under Section 92 or Section 100 of the

               Competition Act in respect of the Reviewable Transactions; or


          (ii) the Commissioner has advised Purchaser that the Commissioner does not intend at that time to apply to the Competition Tribunal for an order under Section 92 of the Competition Act in respect of the Reviewable Transactions;


"COMPETITION ACT NOTIFICATION" means an application for an advance ruling certificate and a short form notification in respect of the Reviewable

Transactions pursuant to Sections 102 and 114 of the Competition Act;


"CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement between Vendor and Purchaser dated October 20, 2000;


"CONTRACTS" means, as used in the Business:

     (a)  the contracts, leases and other agreements in Schedule 4 for the transportation, supply, purchase, sale, use, exchange, transmission,

          gathering, storage, terminalling, delivery, blending or marketing of

          Pipeline Substances;

     (b)  the contracts in Schedule 4 under which Vendor is entitled to use the facilities, vehicles or property of a third party in connection with

          Vendor's use of the Facilities and all contracts, agreements or arrangements under and by virtue of which a third party has rights to use any of the Facilities;


     (c)  the leases and use agreements in Schedule 4 to which Vendor is a party as principal and not as agent in respect of Vehicles and the Enbridge

          Lease;


     (d)  the contracts in Schedule 4 under which Vendor receives operational,

          administrative, marketing or other services from third parties exclusively in connection with the Assets;


     (e)  the contracts in Schedule 4 under which Vendor receives the services of owners and operators of highway tractors;


     (f)  the operating agreements, dedication agreements, and contractual rights, including rights of first refusal in Schedule 4; and


     (g)  the PanCanadian Reserves Dedication Agreement;


"COSTS" means all costs and expenses of every kind and nature relating to the

Assets including maintenance, capital and operating costs and property taxes,

including employee, consultant and contractor salaries, (grossed up in accordance with subclause 2.2(c) to cover and account for general and administrative expenses and overhead), and excluding other general and administrative expenses, overhead and all costs and expenses incurred by Vendor in connection with the remediation contemplated in subclause 6.1(a);


"DOLLAR" or "$" means a United States Dollar, unless otherwise indicated;


"EFFECTIVE TIME" means 7:00 a.m., Calgary time, on February 1, 2001;


"EMPLOYEE PLANS" has the meaning given in subclause 5.1(o);


"EMPLOYEES" has the meaning given in subclause 5.1(r);


"ENBRIDGE LEASE" means the lease by Vendor of one 56,000 barrel condensate tank owned by Enbridge and located at their Kerrobert station;


"ENVIRONMENTAL APPROVALS" means all authorizations, orders, permits, licences,

approvals and registrations necessary as at the Effective Time pursuant to

Environmental Law for the use, operation or ownership of any of the Assets;


"ENVIRONMENTAL DEFICIENCY" means, with respect to the Assets, any Release, the occurrence or existence of which results in a condition in existence at the

Closing Time that:


     (a)  does not comply with an Environmental Law; or


     (b)  would have an adverse offsite impact if there was migration or removal of a Hazardous Substance that would constitute non-compliance with an

          Environmental Law;

and in either case a prudent operator would commence remediation of within three

(3) years of its identification and assessment;


"ENVIRONMENTAL LAW" means all Applicable Laws, any provision or condition of any

Environmental Approvals or other Governmental Approvals or any statute or other law including, without limitation, any law relating to nuisance, trespass or strict liability (Rylands v. Fletcher)  in any case that regulates or relates to the protection or clean-up of the environment, the use, treatment, storage,

transportation, handling or disposal of a  Hazardous Substance, the preservation or protection of soils, waterways, surface water, groundwater, drinking water,

air, wildlife, plants or other natural resources, or the public health and public safety of persons or property;


"ENVIRONMENTAL LIABILITIES" means any and all Claims (including remedial,

removal, response, abatement, cleanup, investigative and monitoring costs or otherwise) in respect of any Environmental Deficiency;


"EXCISE TAX ACT" means the Excise Tax Act (Canada), as amended;


"EXCLUDED ASSETS" means the assets, lands, substances and things described in

Schedule 1.1;


"FACILITIES" means the facilities that are described under the heading

"Facilities and Pipelines" in Schedule 1, the Linefill and all control and monitoring facilities and equipment  (other than those described in Schedule

1.1) used in connection with the operation of the facilities described in

Schedule 1;

"GAAP" means Canadian generally accepted accounting principles at the Effective

Time;


"GOVERNMENTAL APPROVALS" means all authorizations, orders, permits, licences and approvals that are:


     (a)  necessary or required for the use, operation or ownership of any of the Assets; and


     (b)  issued pursuant to Applicable Law;


and includes all Environmental Approvals;


"GOVERNMENT AUTHORITY" means any federal, provincial, state or local government or any department, agency, board or tribunal of or established by such government that has jurisdiction over any of the Assets, or the Business;


"HAZARDOUS SUBSTANCE" means any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, brine, all forms of natural gas, petroleum and other hydrocarbons or by-products, any toxic, infectious, reactive, radioactive, explosive, corrosive, ignitable or flammable chemical, chemical compound or mixture thereof, any form of energy

(including heat, noise, electro-magnetic and atomic energy) and any other hazardous or dangerous substance, material or waste, all as defined in or for purposes of any Environmental Law, whether solid, liquid or gas, or any combination thereof;


"HIRED EMPLOYEES" has the meaning given in subclause 7.1(b);

"INCOME TAX ACT" means the Income Tax Act (Canada), as amended;


"INTANGIBLE RIGHTS AND INTERESTS " means the entire right, title, estate and interest of Vendor in and to all property, rights and assets that are not

Facilities, Vehicles, Inventory or Excluded Assets but that relate to the

Facilities, Vehicles or Inventory, including the interest of Vendor in the following property, rights and assets:


     (a)  the Contracts;


     (b)  the Surface Rights;


     (c)  the Governmental Approvals described in Schedule 5;


     (d)  the books, records, documents, plant and other reports, files, data,

          interpretations, information, tapes, disks, papers and other records that relate to or are necessary or useful in connection with any of the Facilities or any of the Assets referred to in the other subclauses of this definition, excluding any that are maintained by

          Vendor solely for its income tax purposes;


     (e)  the licences, permits or authorizations from third parties described in Schedule 5 that are used by Vendor for the purposes of the

          Business, and that are not Government Approvals;


     (f)  the licences described in Schedule 6 relating to the use of third-

          party software, processes and technology, but excluding those described in Schedule 1.1; and

     (g)  Customer lists and shipper information relevant to the Business;


"INTERIM STATEMENT" has the meaning given in subclause 2.2(c);


"INTERIM PERIOD" means the period of time from the Effective Time to and including the Closing Date;


"INVENTORY" means, at a particular time, Pipeline Substances owned by Vendor,

for the purposes of the Business (other than any that are Excluded Assets and

Linefill) which, at the particular time were:


     (a)  Pipeline Substances contained within any storage facility included in the Facilities;


     (b)  Pipeline Substances contained within any storage facility owned by a third party and leased to Vendor;


     (c)  Pipeline Substances (including, without limitation, condensate in feeder pipelines) contained within any third-party common carrier pipeline system; or


     (d)  all other Pipeline Substances Vendor owns in any tanks used in the

          Business, including tank bottoms, except as included in Working Stock

          Inventory;


     but shall not include:


     (e)  pipeline blend held in the Kerrobert Tanks;

"INVENTORY VALUE" means the aggregate of the value of all or any portion of the

Inventory determined in accordance with Schedule 3;


"INVESTMENT CANADA ACT" means the Investment Canada Act (Canada), as amended;


"INVESTMENT CANADA APPROVAL" means the notice sent by the Minister (as defined in the Investment Canada Act), in respect of the Reviewable Transactions,

pursuant to Section 21 of the Investment Canada Act that the Minister is satisfied that the Reviewable Transactions are likely to be of net benefit to

Canada;


"KERROBERT TANKS" means the tankage at Kerrobert for storage of Pipeline substances as contained in the schematic in Schedule 1 titled "Kerrobert

Terminal";


"LANDS" means the real properties on which the Assets are located, which are described under the heading "List of Real Properties" in Schedule 1;


"LIBOR" means the rate of interest per annum which appears on page 3750 of the

Telerate Screen at approximately 11:00 a.m. (London, England time) on the date at which the calculation of interest payable at such rate commences; or if such

Telerate screen is not available then the rate of interest per annum which appears on the Reuters screen LIBOR 01 page at approximately 11:00 a.m. (London,

England time) on that date; or if such Reuters screen is not available then the

LIBOR Rate shall be the annual rate of interest offered by leading banks in the

London interbank market for delivery on that date, for a period equal to the applicable period for which interest is payable at that rate;

"LINEFILL" means the aggregate quantity of Petroleum Substances that is, at the

Effective Time, contained in the Pipelines except for the Wascana Pipeline,

which has been purged and is filled with nitrogen;


"LLOYDMINSTER OFFICE BUILDING" means Murphy's office building in Lloydminster;


"LLOYDMINSTER OFFICE LEASE" means the lease with respect to the Lloydminster

Office Building to be entered into between Vendor and Purchaser on the Closing

Date, substantially in the form attached as Schedule 24;


"LLOYDMINSTER SHOP AND WAREHOUSE LEASE" means the lease with respect to the

Lloydminster Warehouse and the Lloydminster Shop Building, substantially in the form attached as Schedule 23;


"LLOYDMINSTER SHOP BUILDING" means the building located in Lloydminster on land shared by the Lloydminster office building and used by Vendor for a shop;


"LLOYDMINSTER WAREHOUSE" means the building located in Lloydminster on land shared by the Lloydminster office building and used by Vendor for a warehouse;


"LONE ROCK STATION PROPERTY" means the Manito Pipeline station located at Lone

Rock;


"MATERIAL" means that the Contract, change, fact, effect or other matter with respect to which the word "Material" is used has a value, impact or effect that has a significant impact on the value or operation of any of the Facilities or

Pipelines;

"MATERIAL ADVERSE CHANGE" means a change, event, fact or omission in or affecting the financial condition, assets, business or operations of the

Business that has a material adverse effect on the value of the Business, taken as a whole, other than those resulting from industry-wide conditions or general economic conditions affecting the industry in which the Business is carried on;


"MURPHY TRANSPORTATION AGREEMENT" means the Murphy Transportation Agreement to be entered into between Vendor and Purchaser on the Closing Date, in the form attached as Schedule 9;


"NEB APPROVALS" means the approvals of the National Energy Board (Canada)

pursuant to Section 74 of the National Energy Board Act (Canada) for the sale and purchase of specific Assets contemplated herein;


"NON-COMPETITION AGREEMENT" means the Non-Competition Agreement to be entered into between Vendor and Purchaser on the Closing Date, in the form attached as

Schedule 7;


"NORTH SASK FACILITY" means those assets described in the schematic titled

"North Sask Facility" in Schedule 1;


"PANCANADIAN" means PanCanadian Petroleum Limited;


"PANCANADIAN RESERVES DEDICATION AGREEMENT" means the agreement attached as

Schedule 10;

"PERMITTED ENCUMBRANCES" means:


     (a)  written and fully executed easements, rights of way, servitudes,

          permits, licences and other similar rights in land, including, without limitation, rights of way and servitudes for railways, sewers, drains,

          gas, oil and Pipeline Substances pipelines, water pipelines, gas and water mains, electric light, power, telephone, communication,

          computer, instrumentation or cable television conduits, poles, wires and cables, including guy wires, footings and other associated structures and facilities;


     (b)  liens imposed by statute securing the payment of taxes, assessments or other charges levied by Government Authorities that are not due;


     (c)  rights of any Government Authority to levy taxes on the Assets or to limit, control or regulate any of the Assets in any manner and all

          Applicable Laws;


     (d)  undetermined or inchoate liens (including, without limitation,

          processors', operators' and similar liens) against the Assets arising in the ordinary course of business for Vendor's proportionate share of the costs and expenses of operation of the Facilities, which costs and expenses are not due or delinquent;


     (e)  mechanics', builders' and materialmen's liens in respect of services rendered or goods supplied, but only in so far as such liens relate to goods or services that have been delivered and for which payment is not due;


     (f)  liens granted in the ordinary course of business to a public gas,

          electric, water or similar utility or Government Authority in connection with the operation of the Assets in respect of which no amount is due; and


     (g)  any reservations, limitations, provisos and conditions contained in any original grants from the Crown of any Lands and all statutory exceptions to title affecting such Lands;


provided that royalties, liens, mortgages, security interests and similar encumbrances contained therein will only be Permitted Encumbrances to the extent they are described or included in agreements described in subclauses (a) to (g)

above inclusive;


"PERSON" means any individual, corporation, company, unlimited liability company, partnership, joint venture, trust, unincorporated association or any judicial entity or a Government Authority;


"PIPELINE BLEND" means crude oil blended with diluent;


"PIPELINES" means the pipeline systems, including laterals, which are listed under the heading "Facilities and Pipelines" in Schedule 1 hereto, together with all Linefill;


"PIPELINE SUBSTANCES" means crude oil, condensate, butane and pipeline blend;

"PLACE OF CLOSING" means the offices of Bennett Jones, Purchaser's counsel, at

4500 Bankers Hall East, 855 - 2nd Street SW, Calgary, Alberta, or as otherwise agreed to by the parties;


"PRIME RATE" means the rate of interest expressed as a percentage per annum used and announced from time to time by the Chase Manhattan Bank at New York, New

York, as its reference rate then in effect for determining interest rates on

Dollar commercial demand loans to customers in the United States; and each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective;


"PURCHASE PRICE" has the meaning given in subclause 2.2(a);


"RELEASE" means to spill, leak, pump, pour, emit, empty, discharge, inject,

escape, migrate, leach, dump or dispose into the environment (including the atmosphere, soil, ground water and surface water) any Hazardous Substance, or as

"release" is otherwise defined in any Environmental Law, and where used as a noun "Release" has a corresponding meaning;


"REPRESENTATIVES", with respect to a Party, means the directors, officers,

employees, agents, consultants or other authorized representatives of the party;


"REVENUE" means all benefits, revenue and income of every kind arising from the ownership or operation of or otherwise relating to the Assets;

"REVIEWABLE TRANSACTIONS" means the transactions contemplated herein, to the extent they are subject to review under Part IX of the Competition Act or

Section 16 of the Investment Canada Act, as the case may be;


"RIGHT OF FIRST REFUSAL" means a right of first refusal, pre-emptive right of purchase or similar right whereby a Person has the right to acquire or purchase all or any of the Assets as a consequence of Vendor having agreed or proposed to agree to sell the Assets to Purchaser in accordance with this Agreement;


"ROFR ASSETS" has the meaning given in clause 4.3;


"ROFR NOTICES" has the meaning given in clause 4.3;


"ROFR VALUE" has the meaning given in clause 4.3;


"SALES AND VALUE ADDED TAXES" means any federal, provincial, state, municipal or local sales or use tax, tax on services, land or property transfer tax and assessments or any other tax (other than income tax) that is payable as a consequence of the sale of the Assets to Purchaser as contemplated by this

Agreement including the goods and services tax ("GST") established by and administered pursuant to the Excise Tax Act;

"SECURITY INTEREST" means any hypothec, mortgage, pledge, security interest,

encumbrance, lien, charge or deposit arrangement or any other arrangement or condition that in substance secures payment or performance of an obligation and includes the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement;


"SPUR SERVICES" means the following:


     (a)  terminalling services at Kerrobert and Unity;

     (b)  SCADA (supervisory control and data acquisition) for the Pipelines;

     (c)  lab services at Unity and Kerrobert; and

     (d)  meter proving services using the ballistic prover of the Business;


"SPUR TRAILERS" means the trailers listed in Schedule 1.3 under the heading

"Spur Trailers";


"SPUR TRUCKING" means the portion of the Business that consists of the use and operation of the Spur Trailers;


"SURFACE RIGHTS" means all rights of Vendor (whether fee simple estates,

leasehold estates, easements, licences, rights of way or rights of entry) to enter upon, use or occupy the surface of the Lands;

"TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement to be entered into between Vendor and Purchaser on the Closing Date, in the form attached as Schedule 21;


"U.S. DOLLAR" or "U.S. $" means a United States Dollar;


"VEHICLES" means all of the light duty trucks, motor vehicles, and other vehicles leased by Vendor and used primarily in the Business, which are described in Schedule 1.3 under the heading "Vehicles";


"WASCANA TANKS" means tanks that form part of the Wascana Pipeline and are composed of one (1) 96,000 barrel tank and two (2) 56,000 barrel tanks as described on the schematic in Schedule 1 titled "Wascana Pipeline";


"WORKING STOCK INVENTORY" means that portion of the Inventory amounting to

30,000 bbls of Pipeline Blend and 70,000 barrels of condensate; and


"WORKING STOCK INVENTORY VALUE" means the aggregate of the value of the Working

Stock Inventory, determined in accordance with Schedule 3.


1.2   SCHEDULES

The following schedules are attached to and form parts of, this Agreement:

     Schedule 1  -         Facilities and Pipelines

     Schedule 1.1-         Excluded Assets

     Schedule 1.2-         Committed Crude

     Schedule 1.3-         Vehicles and Spur Trailers

     Schedule 2  -         Capital Projects

     Schedule 3  -         Inventory Valuation

     Schedule 4  -         Contracts

     Schedule 5  -         Governmental Approvals

     Schedule 6  -         Licences and Technology Agreements

     Schedule 7  -         Non-Competition Agreement

     Schedule 8  -         General Disclosure

     Schedule 9  -         Murphy Transportation Agreement

     Schedule 10 -         PanCanadian Reserves Dedication Agreement

     Schedule 11 -         Price Allocation

     Schedule 12 -         Third Party Consents

     Schedule 13 -         Purchaser's Counsel's Opinion

     Schedule 14 -         Vendor's Counsel's Opinion

     Schedule 15 -         Authorized Expenditures

     Schedule 16 -         Trademark License Agreement

     Schedule 17 -         Employees

     Schedule 18 -         Environmental Disclosure

     Schedule 19 -         Form of Assignment of PanCanadian Reserves
                           Dedication Agreement

     Schedule 20 -         Insurance Coverage

     Schedule 21 -         Transition Services Agreement

     Schedule 22 -         Form of Lease for Allenby Truck Shop Building

     Schedule 23 -         Form of Lease for Lloydminster Shop Building and
                           Lloydminster Warehouse

     Schedule 24 -         Form of Lease for Lloydminster Office Building

     Schedule 25 -         Consents and Title Deficiencies


1.3  INCLUDED WORDS

In this Agreement, words importing the singular include the plural and vice versa.  Where a term is defined in this Agreement, a capitalized derivative of such term shall have a corresponding meaning, unless specifically provided otherwise.


1.4  INVALIDITY OF PROVISIONS

If any of the provisions of this Agreement should be determined to be invalid,

illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions herein shall not in any way be affected or impaired thereby.


1.5  KNOWLEDGE

Where in this Agreement a representation or warranty is made on the basis of the

Knowledge of Vendor, such Knowledge consists only of the actual knowledge, as of the date of signing this Agreement and the Closing Date, of the following employees of Vendor:  Dennis Urquhart; Michel Charland; John Kers; Dale Pearce;

Tim Larson (only with respect to Contracts and subclause 5.1(bb)); Richard Clark

(only with respect to environmental matters); and Bob Lindsey (only with respect to subclause 5.1(h)), but does not include the knowledge of any other individual or any constructive, implied or imputed knowledge.

1.6  HEADINGS

The headings of the articles and clauses of this Agreement and of the schedules are inserted for convenience of reference only and shall not affect the meaning,

interpretation or construction of the provisions hereof.


1.7  STATUTORY REFERENCES

Any reference herein to a statute, shall include and be deemed to be a reference to such statute and to the regulations made pursuant thereto, and all amendments made thereto from time to time, and to any statute or regulation that has the effect of supplementing or superceding the statutes so referred to or the regulations made pursuant thereto.



                                   ARTICLE 2
                               PURCHASE AND SALE

2.1  PURCHASE AND SALE

In accordance with, and subject to the terms and conditions of this Agreement and for the consideration provided for herein, Vendor shall sell, assign and convey the Assets to Purchaser, and Purchaser shall purchase, pay for and accept the Assets from Vendor.


2.2  PURCHASE PRICE

     (a)  The aggregate purchase consideration to be paid by Purchaser to Vendor for the Assets shall be One Hundred Fifty Four Million Six Hundred and

          Twenty-Five Thousand Dollars ($154,625,000) (the "Purchase Price").

          The Purchase Price shall be adjusted upward by the Inventory Value of the excess, if any, of the Inventory at the Effective Time over and above the Working Stock Inventory at the Effective Time.


          If Closing occurs, Vendor shall have been operating the Business for the account of Purchaser during the Interim Period such that all

          Revenue and Costs attributable to the Interim Period shall be for the account of Purchaser.  All tax returns, elections and other documents filed and all other communications by Purchaser and Vendor with Canada

          Customs and Revenue Agency (other than with respect to GST), shall reflect this.  As a result, at Closing, Vendor shall pay Purchaser (if the amount is positive) or Purchaser shall pay Vendor (if the amount is negative) the amount determined by deducting Costs attributable to the Interim Period from Revenues attributable to the Interim Period.


          Adjustments to the Purchase Price, and the foregoing payment to reflect Revenues and Costs for the Interim Period, shall be subject to adjustment in accordance with clause 2.3.


     (b)  The Purchase Price, after deducting the Inventory Value, shall be allocated among the Assets as follows:


          (i)    to the Pipelines as set forth in Schedule 11;


          (ii)   to the Facilities as set forth in Schedule 11;

          (iii)  to the Vehicles as set forth in Schedule 11;

          (iv)   to the Spur Trailers as set forth Schedule 11; and

          (v)    to the Intangible Rights and Interests $1.


     (c)  An interim accounting statement (with the computations and supporting detail relating thereto) setting forth the amounts (estimated where appropriate) payable at Closing (the "Interim Statement") shall be delivered by Vendor to Purchaser not less than ten (10) days prior to the Closing Date. For the purposes of the Interim Statement, amounts shall be based upon Costs and Revenue determined on an accrual basis,

          and adjusted as is appropriate under GAAP for expenses prepaid by

          Vendor prior to the Effective Time and expenses accrued prior to the

          Closing Date but paid (or to be paid) by Purchaser subsequent to the

          Closing Date. To account entirely for overhead and general and administrative expenses, there shall be included in Costs that portion of salaries and wages paid to employees and consultants working within

          Murphy's offices and hired by Vendor to the extent that they are directly engaged in the conduct of Business, multiplied by a factor as described below. For the purposes of determining the extent to which employees engage in the Business in the Interim Period, employees shall be instructed to keep track of the time which they spend directly on the Business. Salaries for such employees shall be applied to Costs pro rata, based on a 37 1/2 hour work week.

          Salaries for employees will be multiplied by a factor of 1.7 times each employee's hourly rate based upon a 37.5 hour work week.  The factor will compensate for:


          (i)   All employee benefits including a vacation time appropriation;


          (ii)  All costs relating to the office building;


          (iii) Incidental office supplies;


          (iv)  Computer systems services excluding actual time spent by

                Information Systems employees directly engaged in work relating to the business; and


          (v)   Other general administrative services not charged directly.


     Costs for consultants working within Murphy offices will be the consultant charges for their services, multiplied by 1.4 times, to cover all costs included above for employees, except for employee benefits, of which there are none.


     (d)  Vendor and Purchaser agree that Vendor shall be entitled to, and responsible for paying any taxes imposed by or under the Income Tax

          Act or any provincial income tax legislation in respect of, any net taxable income from the Business and the Assets up to the Effective

          Time and, if Closing occurs, Purchaser shall be entitled to, and responsible for paying any taxes imposed by or under the Income Tax

          Act or any provincial
          income tax legislation in respect of, any net taxable income from the

          Business and the Assets on and after the Effective Time.


2.3  ADJUSTMENTS SUBSEQUENT TO CLOSING DATE


     (a)  Within one hundred and twenty (120) days following the Closing Date,

          Purchaser shall prepare and deliver to Vendor a reasonably detailed statement of adjustments (with the computations relating thereto) to the Interim Statement (the "Adjusted Statement"). Purchaser will make available to Vendor all information reasonably required to verify whether the proposed adjustments detailed on the Adjusted Statement are correct. Within but no later than thirty (30) days following the receipt of the Adjusted Statement, Vendor may elect to dispute the

          Adjusted Statement by giving notice to Purchaser detailing each item disputed by Vendor and setting forth the reasons for such dispute. If

          Vendor shall not have given a timely dispute notice to Purchaser disagreeing with the Adjusted Statement, Vendor shall be deemed to have agreed with the Adjusted Statement. If Vendor gives a timely dispute notice, Vendor and Purchaser shall work in good faith to resolve any disputed items. If the parties cannot resolve such disputed items within thirty (30) days following the date the dispute notice is received, then either party may cause the matter to be referred to a nationally recognized accounting firm, that has not performed services for the party requesting arbitration during the preceding twelve (12) months (the "Arbitrator"), by giving written notice to
          the other party and to the Arbitrator. The fees and expenses of the

          Arbitrator shall be borne 50% by Purchaser and 50% by Vendor. The

          Arbitrator shall, within ninety (90) days following the date such matter is referred to it, determine whether any adjustment proposed on the Adjusted Statement that is the subject of disagreement among the parties should be made; provided, however, that any adjustments shall be in accordance with the definitions contained in this Agreement.

          Such determinations by the Arbitrator shall be final and binding on the parties for the purposes of computing any payment to be made under this clause 2.3, and may be enforced by appropriate judicial or other proceedings. Such payments, in either case, shall be made within fifteen (15) days of completion of the receipt of the final determination (whether by agreement of the parties or determination by the Arbitrator).


     (b)  All Costs incurred and Revenues earned during the Interim Period shall be determined on an accrual basis in accordance with GAAP.


     (c)  The Inventory Value for the purposes of clause 2.2 shall be subject to final adjustment within the same 120-day period described in subclause

          2.3(a) in accordance with Schedule 3.


     (d)  Each item referred to in this clause 2.3 shall, for the purposes of the Interim Statement and the Adjusted Statement, be calculated and paid in U.S. Dollars.

     Amounts incurred or received in Canadian dollars will be converted to

     Dollars, on a monthly basis on the last day of each month using the rate of exchange between the Canadian dollar and Dollars as quoted by the Bank of

     Canada as the noon rate on the Business Day immediately preceding the day for which the rate is required to be determined.


2.4  SALES AND VALUE ADDED TAXES


     (a)  Subject to subclause 2.4(b), Purchaser shall, at Closing, pay to

          Vendor the amount of all Sales and Value Added Taxes, save and except any which, pursuant to the provisions of Applicable Law, must be remitted by Purchaser directly to a Governmental Authority. The amount of each Sales or Value Added Tax payable to Vendor by Purchaser at

          Closing shall be tendered to Vendor in the currency in which it is payable pursuant to Applicable Law and timely remitted by Vendor to the appropriate Government Authority in accordance with Applicable

          Law.


     (b)  Vendor and Purchaser shall elect jointly pursuant to subsection 167(1)

          of the Excise Tax Act with respect to the Assets. Purchaser shall prepare and file the prescribed form within the time referred to in subsection 167(1.1) of the Excise Tax Act. Vendor shall execute the prescribed form at Closing.


     (c)  If the election contemplated in subclause 2.4(b) is determined to be invalid then Purchaser shall pay, in timely fashion, to the appropriate Government

          Authority any applicable GST and any interest or penalties thereon in respect of the Assets.


     (d)  If it is determined by that Government Authority that an additional amount of tax or interest or penalties should be assessed, Purchaser shall be responsible for the payment of such additional amount. Vendor will provide all assistance reasonably necessary to Purchaser if

          Purchaser contests any such determination.


     (e)  If, as a result of any adjustments made pursuant to clause 2.3, the amount of Sales and Value Added Taxes is increased or decreased, such increase or decrease shall be for the account of Purchaser.


     (f)  Vendor's GST registration number is 12071 7624 and Purchaser's GST registration number is 892946211 RT001.


     (g)  Each of Purchaser and Vendor hereby indemnifies and agrees to save harmless the other from and against any and all losses, costs,

          expenses, fines, penalties or damages incurred by the other if the indemnifying party fails to perform any of its obligations under this clause 2.4.


2.5  DISPUTED PAYMENTS AND INTEREST ON OVERDUE PAYMENTS


If either party does not remit payment to the other party of an amount payable after Closing to such party in accordance with the terms of this Agreement, then the non-paying party shall pay interest on such amount to the other party at a rate of
interest equal to the Prime Rate plus four per cent (4%) per annum, from and including the date such payment was due until it is paid.


2.6  PAYMENTS

All payments required to be made at or after Closing shall be made by bank draft, unless the party to be paid provides its election to be paid by electronic transfer of immediately available funds to a specified account to the other party in writing not less than five (5) days prior to the day upon which the payment in question is to be made.


2.7  TRANSACTION COSTS

Each party shall be responsible for its own costs incurred in connection with the negotiation of this Agreement, and the completion of the transactions contemplated hereby, including legal fees and fees of investment advisors,

except that Purchaser shall be responsible for all filing fees for Governmental

Approvals including those for Competition Act Approval.


2.8  WORKING STOCK INVENTORY

On Closing, Vendor shall transfer title to the Working Stock Inventory to

Purchaser, at no cost to Purchaser.

                                   ARTICLE 3
                                    CLOSING

3.1  TRANSFER OF TITLE

Subject to the provisions of this Agreement, the transfer of beneficial ownership and physical possession of the Assets and the assumption by Purchaser of all risks associated with the Assets shall be effective upon the completion of the Closing.  Closing shall take place at the Place of Closing at the Closing

Time.


3.2  PAYMENT OF CONSIDERATION AND SALES AND VALUE ADDED TAXES


     (a)  At Closing, Purchaser shall pay the Purchase Price and Purchaser and

          Vendor shall at Closing pay the other amounts required to be paid by them hereunder, including those required to be paid pursuant to subclause 2.2(a) including those in respect of the Interim Period.


     (b)  If the Closing does not occur by February 28, 2001, because of any delay other than a delay caused by a breach of this Agreement by

          Vendor, (including, without limitation, with respect to clause 3.7),

          and the Closing Date is extended in accordance with this Agreement,

          Purchaser shall pay Vendor, at the Closing, interest on the Purchase

          Price (subject to reduction in accordance with subclause 4.3(b)), at the rate of LIBOR plus one and one-half percent (1 1/2%) per annum from February 28, 2001 to the Closing Date.

3.3  CONVEYANCES AND AGREEMENTS


     (a)  At Closing Vendor shall deliver to Purchaser, fully executed by

          Vendor, and by all third parties thereto in the case of documents listed as requiring third party consents in Schedule 12, and in form and substance satisfactory to Purchaser:


          (i)   general conveyances of the Inventory (at the Closing Date) and the other Assets;


          (ii)  the Murphy Transportation Agreement, the Non-Competition

                Agreement, the Transition Services Agreement, the Allenby Lease,

                the Lloydminster Office Lease, the Lloydminster Shop and

                Warehouse Lease and the Spur Trademark User Agreement;


          (iii) such specific transfers, assignments, directions, conveyances,

                novations, real property transfers, surface lease assignments,

                transfers of Governmental Approvals and other conveyances of the

                Assets as may be reasonably required by Purchaser or by

                Government Authorities;


          (iv)  assignment agreements with respect to each of the Contracts,

                duly consented and agreed to by all third parties whose consent is required pursuant to Schedule 12;

          (v)   a written termination of any and all management and other

                agreements to which Vendor is a party (except those that

                Purchaser requests be kept in force); and


          (vi)  a statement of shipper's balances for each Pipeline as at the

                Effective Time including the names of shippers on the Pipeline and their respective inventories.


     (b)  A draft of each document referred to in subclause 3.3(a) shall be delivered to Purchaser for review not later than seven Business Days before the Closing Date. Purchaser shall, at Closing, execute all of the documents referred to in subclauses 3.3(a)(i), (ii), (iii) and

          (iv) that are in form and substance reasonably necessary to effectively vest title to the Assets in Purchaser, and deliver an executed original of each to Vendor.


     (c)  With respect to the agreements listed in Schedule 25 under the title

          "Agreements Requiring Consent", Vendor shall use all commercially reasonable efforts in the circumstances, both before and after the

          Closing, at its sole cost and expense, to obtain consents required to specific assignments of those agreements as are reasonably necessary to effectively and fully assign Vendor's entire interest in those agreements in the Purchaser. If Vendor, despite such efforts, is unable to obtain such consents the Purchaser shall not be entitled to refuse to Close under this Agreement because of the lack of such consents and shall not have any
          remedy under this Agreement save and except that if the consent of

          Enbridge Inc. cannot be obtained prior to Closing to the assignment of the Letter Agreement originally between Interprovincial Pipeline

          Limited and Wascana Pipeline Ltd. dated July 6, 1983, the parties agree that the value of the Assets that would be affected by the failure to obtain that consent is U.S. $5,000,000.00 and those Assets shall, at Purchaser's option, be deleted from and cease to be subject to this Agreement and the Purchase Price shall be reduced accordingly.

          Following the Closing Date, Vendor shall continue to execute and deliver, as soon as reasonably practical, to Purchaser further specific transfers, assignments, directions, conveyances, novations,

          surface lease assignments and other conveyances of the Assets as are reasonably necessary to effectively vest title to the Assets in

          Purchaser, and to fully assign Vendor's interest in the Contracts to

          Purchaser. Purchaser shall execute all such documents if so required.

          With respect to the deficiencies and required consents and novations noted in Schedule 25 under the title "Land: Deficiencies and Consents"

          or any intervening claims with respect to the Assets that are registered prior to the Closing, Vendor agrees that, prior to Closing,

          it will use all commercially reasonable efforts to remedy those deficiencies and obtain the necessary consents and novations.

          To the extent that any of these deficiencies have not been remedied prior to Closing, the Vendor's obligation to do so will survive

          Closing until the deficiencies have been remedied.


          All of the obligations of Vendor under this paragraph 3.3(c) shall be undertaken at the sole cost and expense of Vendor.


     (d)  Purchaser shall enter into a perpetual, irrevocable royalty-free license in favour of Vendor in respect of any Vendor-owned software conveyed to Purchaser. If permitted pursuant to the terms of the applicable licence agreement, and if it can be done without incremental cost to Purchaser, Vendor shall retain the right to use:


          (i)  the licences, permits or authorizations from third parties described in Schedule 5 that are, prior to Closing, used by

               Vendor for the purposes of the Business and that are not

               Government Approvals; and


          (ii) the licences described in Schedule 6 relating to the use of third-party software, processes and technology;


     to the extent required by Vendor for its business other than the Business.

3.4  REGISTRATION AND DELIVERY OF CONVEYANCE DOCUMENTS


Purchaser shall be responsible for causing and bearing the third-party costs of the necessary registrations, including registrations of transfers of

Governmental Approvals; and


     (a)  deliveries to third parties of all conveyance documents delivered to

          Purchaser pursuant to the terms of this Agreement.


     (b)  If, prior to or after the Closing Date, a Government Authority requires as a pre-requisite to or a condition of the transfer of any

          Governmental Approval, a security deposit, such amount shall be paid by Purchaser to such Government Authority when due and if any amount had been included as a credit to Vendor in respect of the matter, in calculations made pursuant to subclause 2.3(a) the benefit of which cannot be transferred to Purchaser, such credit shall be removed for the purposes of the Adjusted Statement.


     (c)  If Vendor is unable to resign as operator of a Facility effective at or prior to completion of the Closing, Vendor shall, as soon as practicable, give notice of resignation and perform all such acts as may be necessary or reasonably requested by Purchaser from time to time in order to facilitate an orderly transfer of operatorship; as soon as reasonably possible after Closing and if possible prior to the period provided for in the relevant operating or joint venture agreement. Purchaser will provide Vendor, after the Closing, with all necessary staff, support and administrative services and other back-up as are required to perform the duties of such operator at no cost to Vendor until such time as Vendor is able to resign as operator.


     (d)  Murphy Oil USA, Inc. and Purchaser shall enter into an agreement in the form attached as Schedule 16 pursuant to which Purchaser shall have the right to use the "Spur" trademark for a period of one (1)

          year immediately following Closing.


3.5  VENDOR'S CLOSING CONDITIONS


The obligation of Vendor to complete the sale of the Assets pursuant to this

Agreement is subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent:


     (a)  PAYMENT: Purchaser shall have made the payment to be made pursuant to clause 3.2 at the Closing;


     (b)  APPROVALS:  The NEB Approvals, the Investment Canada Approvals and the

          Competition Act Approval shall have been obtained;


     (c)  AGREEMENTS: Purchaser shall have executed and delivered to Vendor the agreements and other documents described in subclauses 3.3(a)(i),

          (ii), (iii) and (iv) to which Purchaser is to be a party;

     (d)  REPRESENTATIONS AND WARRANTIES: All representations and warranties of

          Purchaser set forth in clause 5.3 shall, except where a specific time is otherwise indicated, be true and correct on the Closing Date as if made then, in each case except for inaccuracies which are not in the aggregate Material, and a certificate to that effect from a senior officer of Purchaser shall have been delivered to Vendor;


     (e)  COVENANTS AND AGREEMENTS: Purchaser shall have complied with and performed in all material respects with the covenants and agreements required by this Agreement to be complied with and performed by

          Purchaser at or prior to the Closing Date and a certificate to that effect from Purchaser shall have been delivered to Vendor;


     (f)  CERTIFIED RESOLUTIONS: Purchaser shall have tendered to Vendor a certificate of the secretary of PMC (Nova Scotia) Company ("PMC") that

          PMC's board of directors has authorized and approved the transactions herein contemplated;


     (g)  SUITS: No action, suit or proceeding by a third party before any court or Government Authority having jurisdiction shall be pending against

          Vendor or Purchaser or any of their Affiliates or any of the officers or directors of any of them, seeking to restrain or prohibit the consummation of the transactions contemplated hereby or any Material part thereof or
          questioning the legality or validity thereof, and the Closing shall not violate any order or decree of any court or Government Authority;

          and


     (h)  OPINIONS: Legal counsel to Purchaser shall have delivered an opinion in the form attached as Schedule 13.


The conditions set forth in this clause 3.5 shall be for the sole benefit of

Vendor and may, without prejudice to any of the rights of Vendor hereunder be waived by it in writing, in whole or in part, at any time.  In the event that any of the foregoing conditions are not satisfied or complied with, or waived by

Vendor, at or before the Closing Date, Vendor shall be entitled to rescind or terminate this Agreement by written notice to Purchaser on or before the Closing

Date.


3.6  PURCHASER'S CLOSING CONDITIONS


The obligation of Purchaser to complete the purchase of the Assets pursuant to this Agreement is subject to the satisfaction, at or prior to the Closing Date,

of the following conditions precedent:


     (a)  REPRESENTATIONS AND WARRANTIES: All representations and warranties of

          Vendor set forth in clause 5.1 shall, except where a specific time is otherwise indicated, be true and correct on the Closing Date as if made then, in each case except for inaccuracies that are not in the aggregate Material and a certificate of Vendor to that effect shall have been delivered to Purchaser;

     (b)  COVENANTS AND AGREEMENTS: Vendor shall have complied with and performed all covenants and agreements required by this Agreement to be complied with and performed by Vendor at or prior to the Closing

          Date and a certificate to that effect from Vendor shall have been delivered to Purchaser;


     (c)  CERTIFIED RESOLUTION: Vendor shall have tendered to Purchaser a certificate of Vendor's secretary that Vendor's board of directors has authorized and approved the transactions herein contemplated;


     (d)  AGREEMENTS: Vendor, and all third parties in the case of documents identified in Schedule 12 as requiring consents from third parties,

          shall have executed and delivered to Purchaser the agreements and other documents referred to in subclause 3.3(a), and Vendor shall have delivered an updated Schedule 4 four (4) Business Days prior to

          Closing, certified by Vendor to be correct as of the date delivered,

          and Vendor shall on the Closing Date have delivered a further updated

          Schedule 4, effective as of Closing, certified by Vendor to be correct and accurate as of the Closing Date;


     (e)  APPROVALS: The Investment Canada Approval, the NEB Approvals and the

          Competition Act Approval, appropriate certificates and declarations under sales tax legislation in the Provinces of Saskatchewan and

          British

          Columbia and necessary motor transport approvals shall have been obtained;



     (f)  SUITS: No action, suit or proceeding by a third party before any court or Government Authority having jurisdiction shall be pending against

          Vendor or Purchaser or any of their Affiliates or any of the directors or officers of any of them, seeking to restrain or prohibit the consummation of the transactions contemplated hereby or any Material part thereof or questioning the legality or validity thereof, and the

          Closing shall not violate any order or decree of any court or

          Government Authority;


     (g)  NO DAMAGE: Subject to clause 4.5, Purchaser, acting reasonably, shall be satisfied that all of the Pipelines, Facilities, Vehicles and Spur

          Trailers are on the Closing Date operational and able to be used in the Business in all Material respects, except as noted in Schedule 8,

          and the parties agree, solely for the purposes of this subclause

          3.6(g) that if, between the Effective Date and the Closing Date, any of such Assets are damaged or destroyed by fire or other casualty and the aggregate loss of or damage to such Assets exceeds U.S. One

          Million Dollars (US $1,000,000) such Assets are not operational and are unable to be used in the Business in a Material respect;


     (h)  NO CLAIMS:  Purchaser, acting reasonably, shall be satisfied that no situation or occurrence has arisen or taken place in relation to the

          Business or the Assets between the Effective Date and the Closing Date which would reasonably be expected to give rise to a net (after taking into account recovery by way of insurance or from any third party, the likelihood of which recovery has been reasonably established):


          (i)  liability of Purchaser, or


          (ii) obligation of Purchaser to indemnify Vendor under this Agreement,

               in excess of U.S. One Million Dollars (US $1,000,000);


     (i)  PANCANADIAN: Vendor and Purchaser shall have executed and delivered a written agreement in the form attached hereto as Schedule 19 whereby

          Vendor assigns the PanCanadian Reserves Dedication Agreement to

          Purchaser and Vendor is indemnified by Purchaser in respect of all obligations of Vendor accruing thereunder after the Closing Time;


     (j)  OPINIONS: Legal counsel to Vendor shall have delivered an opinion in the form attached as Schedule 14.

The conditions set forth in this clause 3.6 shall be for the sole benefit of

Purchaser and may, without prejudice to any of the rights of Purchaser hereunder, be waived by it in writing, in whole or in part, at any time.  In the event that any of the foregoing conditions are not satisfied or complied with,

or waived by Purchaser, at or before the Closing Date, Purchaser shall be entitled to rescind and terminate this Agreement by written notice to Vendor on or before the Closing Date;

3.7  FULFILLMENT OF CONDITIONS PRECEDENT


Each of the parties will timely and diligently take all actions within its control that are reasonably necessary to cause the fulfillment of the conditions precedent set forth in clauses 3.5 and 3.6, and Purchaser hereby covenants that it will forthwith prepare and file all documents and take all action reasonably necessary to obtain the NEB Approvals, the Competition Act Approval and the

Investment Canada Approval (collectively the "Material Regulatory Approvals")

and the approvals referred to in subclause 3.6(e).  Vendor will forthwith provide all information and documents required, in respect of it and the Assets and take all steps reasonably required, in order to complete and submit filings and applications necessary to obtain the aforementioned approvals. If any of the

Material Regulatory Approvals have not been obtained by the ninetieth (90th) day following the date of this Agreement, and Closing has not then occurred, either

Vendor or Purchaser may thereafter and any time prior to all of the Material

Regulatory Approvals having been obtained and all other conditions precedent to

Closing having been satisfied or waived, in its sole and absolute discretion, on written notice to the other, terminate this Agreement, and in that event neither party shall thereafter have any obligation to the other hereunder, except pursuant to clause 8.8.

                                   ARTICLE 4
                                INTERIM MATTERS

4.1  OPERATION OF THE ASSETS


From the Effective Time until the Closing Date, Vendor covenants that it:


     (a)  has operated and will operate the Assets in a prudent manner and in accordance with Vendor's historical practices, good industry practices, applicable Contracts and Applicable Laws but Vendor, in performing its obligations under subclauses 4.1(a) and 4.1(b), shall not be liable to Purchaser for any economic loss of Purchaser of any kind or nature whatsoever including, without limitation, loss of revenue, loss of profit or loss of opportunity in connection with such operations to the extent it results from any act or omission of Vendor in good faith for the purposes of operating the Assets or the safeguarding of life or property;


     (b)  has maintained and shall maintain Pipeline Substances inventory at levels that are appropriate for the purpose of the Business and consistent with Vendor's historical practices;


     (c)  has not voted and shall not vote in favour or incur any capital expenditure, other than those described in Schedule 2, in respect of the Assets without Purchaser's prior written consent, unless:



          (i)   such expenditure is required in an emergency to protect persons or property;

          (ii)  such expenditure is required to comply with Applicable Law;


          (iii) such expenditure must be undertaken by Vendor by virtue of the same having been approved by other Persons pursuant to a voting procedure or other provision of an agreement relating to any of the Assets, the effect of which is to require Vendor to advance its share of such capital expenditure; or


          (iv)  Vendor's share of such expenditure is less than US $20,000;


     (d)  has given and shall give Purchaser's employees and advisors all reasonable access to its files and records and operations, accounting and administrative personnel of Vendor in respect of the Business and the Assets as is necessary to permit Purchaser to be ready to take over the Business and the Assets at the Closing Date;


     (e)  has provided and shall provide reasonable physical access to the

          Facilities and Vehicles to Purchaser's employees and advisors, such access to be at Purchaser's sole risk and expense and, in exercising its rights to access, Purchaser has taken and shall take all reasonable steps so as to minimize any impact on the conduct by Vendor of the Business;


     (f)  has not and shall not, without first obtaining Purchaser's written approval (which shall not be unreasonably withheld or delayed) enter into, or amend the terms of, any Contract having a term in excess of thirty (30) Days;

     (g)  has maintained and shall maintain its books, records and accounts in accordance with GAAP and in the normal manner consistent with current practice;


     (h)  has not, and shall not create, assume or permit to exist any Security

          Interest on any of the Assets except for Permitted Encumbrances;


     (i)  has not assigned, leased or otherwise disposed, and shall not sell,

          assign, lease or otherwise dispose of any of the Assets, except for

          Pipeline Substances in the ordinary course of business, without first obtaining Purchaser's written approval; and


     (j)  subject to subclause 4.1(i), has not and shall not solicit or accept any other bids for the purchase or sale of any of the Assets.


4.2  DISCHARGE OF SECURITY

Vendor shall deliver on the Closing Date:

     (a)  a release and discharge of any Security Interest (other than Permitted

          Encumbrances) held by any third party encumbering the Assets or any part or portion thereof (and, where such releases and discharges have been registered prior to the Closing Date, evidence of such registration); or


     (b)  if acceptable to Purchaser acting reasonably, written confirmation from the third party encumbrancer that it has no interest in the relevant Asset
          together with the undertaking of the third party to

          discharge the Security Interest within a reasonable time.


If any such Security Interest continues to be registered at any office of any

Government Authority, Vendor shall either arrange for the discharge of the same forthwith after the Closing Date, or deliver a registrable discharge thereof to

Purchaser at Closing.  All costs associated with the registration of any such registrable discharge hereunder (including legal costs) shall be for Vendor's account; and Vendor shall promptly reimburse Purchaser for such costs upon receipt of an invoice from Purchaser in respect of them.  The obligations of

Vendor pursuant to this clause 4.2 shall survive Closing indefinitely.


4.3  RIGHTS OF FIRST REFUSAL


     (a)  The Bodo Facility, the Cactus Lake Facility and the North Sask

          Facility and the Intangible Rights and Interests associated with them respectively (collectively the "ROFR Assets") are subject to separate

          Rights of First Refusal. A portion of the Base Purchase Price is hereby allocated among the ROFR Assets as set forth in Schedule 11 and each of the three amounts so allocated is herein called a "ROFR

          Value." Vendor shall on or before the third (3rd) Business Day immediately following the date of this Agreement, serve all of the notices (herein the "ROFR Notices") required pursuant to Section 6.2 of the "Bodo Facility Joint Venture Agreement" dated August 1, 1988,

          clause 1104 of the "Joint Venture Agreement -

          Cactus Lake Pipeline" dated October 8, 1981 and Section 6.2 of the

          "North Sask Pipeline System Joint Venture Agreement" dated August 1,

          1996, respectively, and shall otherwise comply with the provisions thereof. Vendor shall provide Purchaser with copies of all correspondence sent or received by Vendor in connection with such efforts contemporaneously with the receipt or sending thereof. The

          ROFR Value allocated to each of the ROFR Assets shall be used as the cash purchase price for the purposes of each of the ROFR Notices respectively. The ROFR Notices shall comply with the said agreements,

          shall use the ROFR Values and shall otherwise be in form and substance satisfactory to Vendor.


     (b)  If a Right of First Refusal is exercised prior to Closing, the ROFR

          Assets that are subject thereto shall thereupon cease to be part of the Assets. The Purchase Price shall be reduced by the ROFR Value allocated to those ROFR Assets pursuant to subclause 4.3(a) and the

          ROFR Value shall be deducted from the appropriate UCC class in

          Schedule 11. No adjustments shall be made pursuant to subclause 2.2(c)

          or clause 2.3 nor shall any payments or elections be required pursuant to clause 2.4 in respect of any ROFR Assets ceasing to be part of the

          Assets as aforesaid.


     (c)  If any of the Rights of First Refusal have not been waived or lapsed prior to the Closing Date, Vendor shall with respect to those ROFR

          Assets for which the applicable Rights of First Refusal have not been waived or have not lapsed (the "Constrained Assets"), deliver to

          Osler, Hoskin & Harcourt

          LLP or such other person as Vendor and Purchaser may agree (the

          "Escrow Agent") all documents contemplated by subclauses 3.6(a), (d)

          and (i) relating to the Constrained Assets.


          Purchaser shall deliver to the Escrow Agent the portion of the

          Purchase Price applicable to the Constrained Assets, to be held in trust in accordance with the terms of the Escrow Agreement.  Should a third party exercise a Right of First Refusal in respect of any portion of the Constrained Assets, the said portion of the Constrained

          Assets shall not be sold to Purchaser but shall be deleted from and cease to be subject to this Agreement.  Purchaser shall nevertheless purchase the balance of the Constrained Assets when the Rights of

          First Refusal in respect thereof have expired or been waived.


4.4  INSURANCE

Until Closing Vendor shall maintain insurance coverage on all insurable Assets and in respect of the Business, in accordance with Schedule 20, and its practices (including, without limitation, self-insurance and deductibles), in effect immediately prior to the Effective Time.


4.5  DAMAGE TO ASSETS

If, prior to the Closing Date, any of the Assets shall be damaged or destroyed by fire or other casualty or shall be taken by way of expropriation or under the right of eminent domain or proceedings for such purposes shall be pending or threatened and the
aggregate loss of, or damage to, such Assets does not exceed U.S. One Million

Dollars (US $1,000,000.00), Purchaser shall purchase such Assets notwithstanding any such damage, destruction or taking (actual, pending or threatened), without reduction of the Purchase Price therefor, and Vendor shall at the Closing pay to

Purchaser any and all amounts paid to Vendor by third parties by reason of the damage, destruction or taking of such Assets and shall assign, transfer and set over unto Purchaser all of the right, title, estate and interest of Vendor in and to any unpaid awards or other payments from third parties arising out of the damage, destruction, taking or pending or threatened taking to or of such

Assets. Vendor shall not voluntarily compromise, settle or adjust any material amounts payable by reason of any damage, destruction, taking or pending or threatened taking of or to such Assets without first obtaining the written consent of Purchaser. Vendor shall provide written notice to Purchaser of any such occurrence contemplated by this clause 4.5, and of any situation or occurrence contemplated by subclause 3.6(h), immediately upon the Knowledge of the Vendor of such occurrence or situation.



                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

5.1  REPRESENTATIONS AND WARRANTIES OF VENDOR


Vendor hereby represents, warrants and covenants to and with Purchaser that:


[REGARDING CORPORATE MATTERS]

     (a)  STANDING: Vendor was duly incorporated and organized and is validly subsisting and in good standing under the laws of the jurisdiction in which
     it was incorporated and the laws of the jurisdictions in which the Assets are located;


     (b)  REQUISITE CORPORATE AUTHORITY:  Vendor has:


          (i)  all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement; and


          (ii) has taken all board and other action necessary to authorize,

               approve and ratify the sale of the Assets in accordance with this

               Agreement;


     (c)  NO CONFLICTS: The execution and delivery of this Agreement, the consummation by Vendor of the transactions contemplated herein and the fulfillment of and compliance with the terms and conditions hereof do not and will not constitute or result in a Material breach of or

          Materially violate or be in Material conflict with any of the constating or governing documents of Vendor or, any provisions of any other agreement or instrument to which Vendor is a party or by which

          Vendor is bound, or any Applicable Law;


     (d)  EXECUTION AND ENFORCEABILITY: This Agreement has been duly executed and delivered by Vendor and all conveyancing and other agreements and documents executed and delivered by Vendor pursuant hereto shall be duly executed and delivered by Vendor; and this Agreement does, and such agreements and documents will, constitute legal, valid and binding
          obligations of Vendor enforceable against it in accordance with their respective terms;


     (e)  REGULATORY AUTHORIZATIONS: Except for the Competition Act Approval,

          the NEB Approvals, the Investment Canada Approval and motor transport approvals, no authorization or approval or other action by, or notice to or filing with, any Government Authority is required for the due execution, delivery and performance by Vendor of this Agreement except those whose absence does not have a Material effect adverse to Vendor or Purchaser on the operation of the Business, the use of the Assets or the performance of this Agreement;


     (f)  CANADIAN RESIDENCY:  Vendor is not a non-resident of Canada within the meaning of the Income Tax Act;


     (g)  FINDER'S FEES OR CONSULTING FEES: Vendor has not incurred any obligation or liability, contingent or otherwise, for brokers',

          consulting, legal or finders' fees in respect of the transaction contemplated herein for which Purchaser shall have any obligation or liability;


[REGARDING THE BUSINESS]

     (h)  NO JUDGMENTS, LAWSUITS OR CLAIMS: Except as disclosed in Schedule 8,

          there are no actions, suits, Claims or proceedings by a third person before any court or Governmental Authority having jurisdiction (and to the Knowledge of Vendor, it has not received written notice threatening any
          such action, suit, Claim or proceeding) and there are no judgments unsatisfied against Vendor in respect of the Assets or any consent decrees or injunctions to which Vendor is subject in respect of the

          Assets, for or in respect of which Purchaser would have any material liability after the Closing Date; and in particular, without limitation, all proceedings in respect of the arbitration between

          PanCanadian Limited and Vendor have been fully and finally concluded and all claims against Vendor in respect of the award in that arbitration have been satisfied and Purchaser shall not have any liability in respect of any claim that was the subject matter of that arbitration;


     (i)  NO DEFAULT UNDER LAWS: To the Knowledge of Vendor, Vendor has not

          received any written notice that it is in violation of any Applicable

          Law (other than Environmental Laws). Vendor is not in default or violation of any Applicable Law (other than Environmental Laws) that would materially, adversely affect the ability of Vendor to perform its obligations under this Agreement;


     (j)  [INTENTIONALLY LEFT BLANK];


     (k)  TITLE:  Vendor has good and valid title to the Assets subject only to:


          (i)    Permitted Encumbrances;

          (ii)   any other encumbrance or defect the existence of which does not have a Material, adverse affect on the ownership, operation,

                 use or value of any of the Assets; and


          (iii)  all ad valorem, property, and similar taxes and assessments based on or measured by ownership of the Assets as at the

                 Effective Time and on the Closing Date or the production of

                 Pipeline Substances or the receipt of proceeds therefrom

                 payable by it prior to the Closing Date and for all prior

                 periods have been properly paid and discharged or will be paid by Vendor;


     (l)  SECURITY INTERESTS: Except for any that are Permitted Encumbrances or will be fully released and discharged at or before the Closing, there are no Security Interests held by third parties in respect of the

          Assets on which any liability remains outstanding;


     (m)  PRE-EMPTIVE RIGHTS: Neither the execution and delivery of this

          Agreement nor the consummation of the transactions contemplated herein give rise to any:


          (i)    requirement to obtain the consent of any person except as

                 provided in this Agreement; nor


          (ii)   right of first offer or first refusal, option or similar pre-

                 emptive right to franchise;

          except in relation to the ROFR Assets;


     (n)  AUTHORIZED EXPENDITURES: Except as specifically disclosed in Schedule

          15, there are no Material outstanding authorizations for expenditure or outstanding financial commitments respecting the Assets, pursuant to which expenditures are or may be required to be made and for which

          Purchaser will be liable or in respect of which any amount remains unexpended;


     (o)  EMPLOYEE PLANS: Schedule 17 identifies each retirement, pension,

          bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical,

          hospital, dental, vision care, drug, sick leave, disability, salary continuation, vacation and incentive compensation plan or arrangement that is maintained, or otherwise contributed to or required to be contributed to, by Vendor for the benefit of employees or former employees of the Business (collectively, the "Employee Plans") and a true and complete copy of each Employee Plan has been furnished to

          Purchaser. There are no written Claims by any employee covered under the Employee Plans or by any other persons that allege a breach of fiduciary duty or violation of law and which may result in liability to Purchaser; and to the Knowledge of Vendor, there is no basis for any such Claim;

     (p)  NO NOTICE: There are not, to the Knowledge of Vendor, any complaints or other proceedings of any kind involving Vendor before any pension board or committee relating to any Employee Plan;


     (q)  COLLECTIVE AGREEMENTS: Vendor has not made any contracts with any labour union or employee association nor made commitments to or conducted negotiations with any labour union or employee association with respect to any future agreements and to the Knowledge of Vendor there are no current attempts to organize or establish any labour union or employee association with respect to any Employees of the

          Business;


     (r)  EMPLOYEES: Schedule 17 contains a complete and accurate list of the names of all individuals who are full-time, part-time or casual employees of the Business (collectively, the "Employees") as of the date of this Agreement, specifying the length of hire, title or classification for each such Employee. Vendor has provided to

          Purchaser a written summary of the salaries, commissions and bonus entitlements for each Employee. Vendor is not a party to any written contract for consulting services on an ongoing basis which can not be terminated within ninety (90) days of the Closing Date. There are no

          Claims outstanding nor are there any orders, decisions, directions or convictions currently registered or outstanding by any tribunal or agency against or in respect of the Business under or in respect of any employment legislation;

     (s)  WORKERS' COMPENSATION: Vendor is not in arrears under any Applicable

          Law regarding workers' compensation for any amounts whatsoever, in respect of which any Person may be entitled to charge Purchaser or to have a Security Interest in the Assets;


     (t)  CONTRACTS:


          (i)    the

                 (A)  Contracts constitute all of the contracts, leases, rights and other agreements of the kind described in the

                      definition of "Contracts", except for such contracts,

                      leases, rights and other agreements that do not result in

                      a net cost or net loss to Purchaser; and


                 (B)  Vendor is not in breach, default or violation of any

                      provision of any Contract, which would have an adverse

                      effect on the Business or the Assets; in excess of U.S.

                      Two Hundred Thousand Dollars (US$200,000.00) in aggregate;


          (ii)   that part of Schedule 1 appearing under the heading "Lands" and

                 Schedule 5 inclusive, respectively contain complete and

                 accurate lists of all:


                 (A)  Surface Rights,

                 (B)  Governmental Approvals,


                 (C)  licences, permits or authorizations from third parties other than those otherwise described in this subclause

                      5.1(t), and


                 (D)  licences relating to the use of third-party software,

                      processes and technology,


          that are Material to the Business; and


          (iii)  the version of Schedule 4 to be provided four (4) Business Days prior to Closing, pursuant to subclause 3.6(d), shall identify all requirements for consents relating to the assignment of the

                 Contracts;


     (u)  PURCHASE OBLIGATIONS: Except as set forth in Schedule 8, there are no obligations to deliver Petroleum Substances (i) under contracts having a term in excess of thirty (30) days; or (ii) at a price below published and recognized market clearing prices; adjusted for location and quality consistent with the historical practices of Vendor; nor to purchase Petroleum Substances (y) under contracts having a term in excess of thirty (30) days, or (z) at a price above published and recognized market clearing prices, adjusted for location and quality consistent with the historical practices of Vendor;

     (v)  SUBSTANTIALLY ALL: The Assets have been used in the Business and constitute substantially all of the property that Vendor reasonably regarded as necessary for carrying on the Business or a portion thereof;


     (w)  E & H TAXES: All of the Assets that constitute tangible personal property, within the meaning and for the purposes of the Education and

          Health Tax Act (Saskatchewan), are property in respect of which tax due prior to the Effective Time has already been paid under such legislation;


     (x)  INSURANCE: Schedule 20 sets forth under the heading "Insurance" a complete and accurate description of all of the insurance coverages carried by Vendor with respect to the Business;


     (y)  MATERIAL CHANGE: Since January 1, 2001, except as disclosed in

          Schedule 8, there has not been any Material change adverse to the

          Assets or any Material amendment to any Contract;


     (z)  ENVIRONMENTAL MATTERS: Except as disclosed in Schedule 18, to the

          Knowledge of Vendor:


          (i)    Vendor:

                 (A)  has obtained all Material Environmental Approvals for the

                      Business and all such Material Environmental Approvals are valid and in full force and effect; and

                 (B)  is in substantial compliance with all such Material

                      Environmental Approvals;


          (ii)   all Material Environmental Approvals necessary in order to obtain and maintain the operating authorities listed in

                 Schedule 5 have been obtained;


          (iii)  there are no existing Environmental Deficiencies or

                 Environmental Liabilities that are Material;


          (iv)   except as disclosed in Schedule 18, there is no underground storage tank, asbestos, urea formaldehyde foam insulation or radioactive substance in or on the Facilities or the Lands, in respect of which Purchaser is or may be responsible or liable for a material amount under Environmental Laws in existence at the Effective Time;


          (v)    there are no polychlorinated biphenyls in storage or Released on the Lands; and


          (vi)   Vendor has made available to Purchaser all material information contained in files, documents and records in its possession or in the possession of its consultants related to the

                 environmental condition of the Assets and Purchaser covenants,

                 except to the extent required by any Applicable Law or

                 otherwise authorized in writing by Vendor, not to be

                 unreasonably withheld, that Purchaser or its

                 Representatives shall not divulge and shall keep confidential any information contained in such materials made available herein;


(aa)  TARIFFS:


As of the Closing Date there are no circumstances pursuant to which, immediately following Closing, the provisions of the Murphy Transportation Agreement would require Purchaser to reduce transportation tariffs chargeable to Vendor; and


(bb)  BUTANE:


To the Knowledge of Vendor, immediately following Closing, the blend value of butane as part of the diluent stream for the Manito Pipeline should be substantially as it was before Closing, with a substantially similar potential for generating returns.


5.2  DISCLAIMER AND ACKNOWLEDGEMENT


Except as expressly set forth in this Agreement:

     (a)  the Assets are sold on an "as is" basis and, other than as expressly set forth in clauses 5.1, 6.1 and 6.2 and the parties acknowledge and confirm that Vendor makes no representation, warranty or covenant as to the Assets or the Business including, without limitation, as to the quality, physical condition, past operation, merchantability or fitness for any purpose of any of the Assets or the Business;

     (b)  except for liability for a breach of the warranties and representations in subclause 5.1(z), the sole liability for Vendor in respect of environmental matters including, without limitation,

          Environmental Deficiencies and Environmental Liabilities is set out in

          clause 6.1 and Vendor makes no other representation, warranty or indemnity and incurs no other obligation or liability to Purchaser of any kind or nature, with respect to environmental matters;


     (c)  Purchaser does not make, and Vendor does not make, any representation,

          warranty or indemnity whatsoever except as and to the extent expressly set forth in Articles 5 and 6. In particular the parties agree that except for the representations and warranties set forth in Article 5,

          Vendor makes no representation in respect of any liability and disclaims any responsibility for any representation or warranty which may have been made or alleged to have been made and which is contained in any instrument or document relative hereto or the transactions herein provided for, or contained in any statement or information made or communicated (orally or in writing) to Purchaser including, without limitation, any opinion, information or advice which may have been provided to Purchaser or its Representatives by Vendor or its

          Representatives;


     (d)  Purchaser specifically acknowledges and confirms that in agreeing to enter into and to consummate the transaction contemplated herein, it has
          relied, and will continue to rely, upon its own economic evaluations and projections as the same relate to the Assets.


5.3  REPRESENTATIONS AND WARRANTIES OF PURCHASER


Purchaser hereby represents, warrants and covenants to and with Vendor that:


     (a)  STANDING: Purchaser is a limited partnership duly formed and is validly subsisting and in good standing under the laws of Alberta and is registered to do business under the laws of the Provinces of

          Alberta, Saskatchewan and British Columbia;


     (b)  REQUISITE AUTHORITY:  Purchaser has:


          (i)  all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement; and


          (ii) taken all corporate and partnership action necessary to authorize the purchase of the Assets in accordance with this Agreement;


     (c)  NO CONFLICTS: The execution and delivery of this Agreement, the consummation by Purchaser of the transactions contemplated herein and the fulfillment of and compliance with the terms and conditions hereof do not and will not result in a breach of or violate, or be in conflict with, any of its constating or governing documents or the provisions of any other agreement or instrument to which Purchaser is a party or is bound, or any Applicable Law;

     (d)  EXECUTION AND ENFORCEABILITY: This Agreement has been duly executed and delivered by Purchaser, and all conveyancing and other agreements and documents required hereunder to be executed and delivered by them pursuant hereto shall be duly executed and delivered by it; and this

          Agreement does, and such agreements and documents will, constitute legal, valid and binding obligations of and Purchaser enforceable against it in accordance with their respective terms;


     (e)  AUTHORIZATIONS: Except for the Competition Act Approval, the NEB

          Approvals, the Investment Canada Approval, and the motor transport approvals, no authorization or approval or other action by, or notice to or filing with, any Government Authority is required for the due execution, delivery and performance by Purchaser of this Agreement;

          and


     (f)  FINDER'S FEES: Purchaser has not incurred any obligation or liability,

          contingent or otherwise, for brokers', consulting, legal or finders'

          fees in respect of the transaction contemplated herein for which

          Vendor shall have any responsibility.


5.4  SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS

Notwithstanding anything to the contrary herein expressed or implied and notwithstanding the Closing or the covenants, representations and warranties in any other agreements or documents delivered at Closing or prior or subsequent thereto or investigations by the parties hereto or their counsel, the covenants,

representations and
warranties set forth in clauses 5.1 and 5.3 shall survive Closing and shall continue and remain in full force and effect for the benefit of the parties for a period:


     (a)  in the case of the covenants, representations and warranties in subclause 5.1(h), (i) or (t), for a period of two (2) years after

          Closing; and


     (b)  in the case of all other covenants, representations and warranties of

          Vendor in clause 5.1 or Purchaser in clause 5.3, for a period of one

          (1) year after Closing;


no claim in respect of such covenants, representations and warranties shall be made or be enforceable unless written notice of such claim is given by the claimant to the other party within:


     (c)  in the case of a third party claim that allegedly constitutes a breach of the covenants, representations and warranties in subclause 5.1(h),

          (i) or (t), within two (2) years of the Closing Date; and


     (d)  in the case of all other alleged breaches of the other representations and warranties of Vendor under clause 5.1 or Purchaser under clause

          5.3 within one (1) year of the Closing Date.


The covenants, representations and warranties set forth in subclauses 5.1 and

5.3 shall be deemed to apply to all assignments, conveyances, transfers and documents conveying any of the Assets from Vendor to Purchaser and there shall not be any merger of any covenant, representation or warranty in such assignments, conveyances,
transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived. Notwithstanding any other provision of this Agreement, no party can rely on, or recover any damages in respect of, a breach of a representation and warranty or a breach of this

Agreement if it actually knew of the breach prior to completion of Closing and had not given notice thereof. For purposes of this clause 5.4 knowledge of

Purchaser shall mean the actual knowledge of Harry Pefanis, Larry Dreyfuss, Mark

Shires and George Coiner.


                                   ARTICLE 6
                     ENVIRONMENTAL MATTERS AND INDEMNITIES


6.1  ENVIRONMENTAL MATTERS


     (a)  If Closing occurs, Vendor shall immediately commence, at its sole cost and expense, to remediate (to the minimum standards required by

          Environmental Law) the Environmental Deficiencies identified in:


          (i)  the report from Cactus Environmental dated December 5, 2000, and existing on or near the Lone Rock Station Property at January 1,

               2001; and


          (ii) the drawing by Clifton Associates Ltd. attached as part of

               Schedule 18, described as a Phase II Environmental Site

               Investigation, Estimated Extent of Impact and dated 01/02/19

               (File No.: S133210, Drawing No. S1332.1-9) with respect to the

               Dulwich property;

               which expenditures by Vendor shall not apply to satisfy or be subject to the deductibles set forth in subclause 6.1(b) or the limitations on Vendor's liability in clause 5.4.


     (b)  Vendor's only responsibility for Environmental Deficiencies or

          Environmental Liabilities, other than under subclause 6.1(a), whether to remediate or otherwise, shall be as follows:


          (i)  Vendor shall remediate Environmental Deficiencies and satisfy

               Environmental Liabilities in respect of those specifically identified and verifiable Environmental Deficiencies:


               (A)  that exist before Closing, and


               (B)  of which Purchaser notifies Vendor in writing, with

                    reasonable detail of such Environmental Deficiencies and

                    Environmental Liabilities, before January 31, 2002,


               and Vendor's responsibility for such specifically identified and verifiable Environmental Deficiencies is further limited as follows:


               (C)  remediation of such Environmental Deficiencies for which

                    Vendor is responsible under subclause 6.1(b) shall be to

                    minimum standards required by Environmental Laws under

                    Vendor's direct control; and

               (D)  notwithstanding anything to the contrary:


                    (I)  Vendor shall not be responsible for any Environmental

                         Deficiency until the aggregate amount incurred by

                         Purchaser to remediate to minimum standards required by

                         Environmental Law all Environmental Deficiencies that

                         existed at the Closing Time exceeds US $300,000, and

                         thereafter (subject to the aggregate limit in (B)

                         below) Vendor shall be responsible for the costs to

                         remediate which exceed US $20,000 for each

                         Environmental Deficiency for a total of not more than

                         10 Environmental Deficiencies as chosen by Purchaser;

                         and


                    (II) Subject only to any liability arising from a breach of the representation and warranty in subclause 5.1(z),

                         Vendor shall not have any liability whatsoever for

                         Environmental Deficiencies or Environmental Liabilities

                         whether for remediation or otherwise, after Vendor has

                         expended or incurred a cumulative total of US

                         $2,250,000 under this subclause 6.1(b).

     (c)  Where Purchaser undertakes remediation of such Environmental

          Deficiencies pursuant to subclause 6.1(b), the only costs incurred in respect of such Environmental Deficiencies that shall be applied for the purpose of the amounts under subclause 6.1(b)(i)(D)(I) will be those costs incurred in order to bring such conditions into compliance with the minimum standards required by Environmental Law using reasonably necessary and cost effective means that are in accordance with generally accepted practices in the environmental remediation industry.


     (d)  Purchaser shall be responsible for and hereby indemnifies and agrees to save harmless Vendor from and against all Environmental Liabilities or Environmental Deficiencies with respect to the Assets or the

          Business whether existing or occurring before or after the Effective

          Time, other than those for which, and then only to the extent that,

          Vendor is expressly responsible under subclause 6.1(a) and 6.1(b).

          Purchaser shall also be responsible to take over and complete for its own account any remediation work or other Environmental Deficiencies or Environmental Liabilities, in respect of the Assets or the Business after Vendor has expended or incurred a cumulative total of US

          $2,250,000. Purchaser's obligations to indemnify Vendor under this subclause 6.1(d) shall not extend to any liability that constitutes a breach of Vendor's warranty under subclause 5.1(z), whether or not notice of such breach has been given within any time period prescribed by this Agreement.


     (e)  For the purposes of calculating all dollar amounts set forth in this clause 6.1, only third party costs shall be included. Without restricting the
          foregoing, no costs shall be allocated to any remediation efforts for a party's overhead, depreciation, cost of capital, employees or consultants (other than consultants contained primarily in connection with the remediation of a specific Environmental Deficiency) or opportunity costs. For the purpose of measuring costs incurred in

          Canadian dollars against the limits in this Article 6, conversion of the Canadian dollar costs to U.S. dollars shall be done on a monthly basis, on the basis described in subclause 2.3(d).


     (f)  For greater clarity, Purchaser covenants and agrees that it or its

          Representatives shall provide or make necessary arrangements for

          Vendor or its Representatives to be provided with access to the

          Assets, Lands and Facilities after Closing in order to complete the work in respect of an Environmental Deficiency for which Vendor is responsible under clause 6.1. Vendor covenants that it or its

          Representatives shall make all reasonable efforts not to interfere with the operations of Purchaser at the Assets, Lands or Facilities in

          question. Such licence shall permit Vendor or its Representatives to enter, occupy and use the Assets, Lands or Facilities, or portions thereof, with such persons (including former employees of Vendor that have become employees of Purchaser), materials, vehicles and equipment as Vendor, acting reasonably, considers appropriate in order to conduct such work and Purchaser shall, subject to the immediately preceding sentence of this subclause 6.1(f), co-operate, on a commercially reasonable basis, in carrying out any tests with respect to the Assets, Lands or Facilities as part of such work.


6.2  GENERAL INDEMNITIES


     (a)  In respect of Claims other than those to which clause 6.1 applies,

          Vendor shall be solely liable for all such Claims suffered, sustained,

          paid or incurred by Purchaser, and indemnify, defend and hold harmless

          Purchaser from and against all such Claims suffered, sustained, paid or incurred by Purchaser, in respect of:


          (i)    indebtedness incurred prior to the Effective Time by Vendor in connection with the Business, including accounts payable;


          (ii)   claims relating to personal injuries which occurred prior to the Effective Time;


          (iii)  breaches or alleged breach of contract of Vendor in relation to the Business which occurred prior to the Effective Time; and


          (iv)   any obligations to refund monies to or compensate third persons in respect of charges for the use of the Assets that arose prior to the Effective Time.


     (b)  In respect of Claims other than those to which clause 6.1 or subclause

          6.2(a) applies, if Closing occurs, Purchaser shall:

          (i)    be solely liable for all such Claims suffered, sustained, paid or incurred by Vendor; and


          (ii)   indemnify, defend and hold harmless Vendor from and against such Claims suffered, sustained, paid or incurred by Vendor;


          in respect of acts or omissions relating to the Assets or operations in respect thereof whether occurring before or after the Effective

          Time, except to the extent such Claims constitute a breach of a representation, warranty or covenant of Vendor under subclause 3.3(c)

          or clause 5.1, whether or not notice is given to Vendor within the prescribed period in clause 5.4.



     (c)  Notwithstanding any other provision of this Agreement, Vendor shall:


          (i)  be solely liable for all Claims suffered, sustained, paid or incurred; and


          (ii) indemnify, defend and hold harmless Purchaser from and against all such Claims suffered, sustained, paid or incurred;


          by Vendor's employees in respect of any occupational, health, safety or other employment-related matter arising in respect of any act or omission of Vendor relating to the Assets or operations in respect thereof occurring on or prior to the Closing Date, and in relation to any of the Hired Employees' entitlement or alleged entitlement to

          Vendor's pension plan.

     (d)  Subject to subclause 6.2(f), each party shall be liable for, and shall indemnify, defend and hold harmless the other party from and against,

          all Claims that the other party suffers, sustains, pays or incurs as a result of an inaccuracy in a certificate delivered pursuant to subclause 3.5(e) or (f) or 3.6(a) or (c) or a breach of a

          representation or warranty made by the indemnifying party in clause

          5.1 or 5.3, as the case may be, except to the extent that the other party actually knew of the inaccuracy or breach at or prior to the completion of the Closing and had not given notice of that inaccuracy or breach to the party whose certificate, representation or warranty it was, or such Claims are caused by the gross negligence or willful misconduct of the party otherwise entitled to indemnification. For purposes of this subclause 6.2(d), knowledge of Purchaser shall mean the actual knowledge of Harry Pefanis, Larry Dreyfuss, Mark Shires and

          George Coiner.


     (e)  If, after Closing, a Claim is asserted by a third party in circumstances which do or may give rise to a liability or obligation to indemnify under clause 6.1 or 6.2, the party against whom the Claim is asserted shall forthwith give written notice thereof to the other party and the parties shall consult and cooperate in respect thereof and in determining whether the Claim and any legal proceedings relating thereto should be resisted, compromised or settled. Each party shall make available to the other all information in its possession or to which it has access that is or may be relevant to the particular Claim. Purchaser shall provide Vendor with access to the Assets to which the Claim relates if reasonably required by Vendor for the purpose of defending the Claim. No Claim, if advanced by a third party, shall be settled or compromised without the prior written consent of the indemnifying party hereunder, which consent shall not be unreasonably withheld except that if a party having the benefit of this indemnity is prepared to fully and finally relinquish and forego that benefit it may settle or compromise any claim, regardless of amount, without the consent of the indemnifying party. If any such Claim relates exclusively to a period prior to or on the Effective Time, Vendor shall have exclusive conduct of the

          Claim and all legal proceedings relating thereto and if any such Claim relates exclusively to a period after the Effective Time, Purchaser shall have exclusive conduct of the Claim and all legal proceedings relating thereto.


     (f)  no claim for indemnity under subclause 6.2(d) shall be made or be enforceable by either of the parties, whether by legal proceedings or otherwise, unless:


          (i)  written notice of such Claim in compliance with subclause 6.2(e),

               is given by the party seeking to be indemnified to the other party within the period of one (1) year following the Closing

               Date unless such claim of indemnity relates to matters addressed in
               subclause 5.1(h), (i) or (t), in which case such notice shall be given within the period of two years following the Closing Date;

               and


          (ii) the amount of the Claims exceed US $20,000.00 in aggregate except that this provision shall not apply to limit recovery in respect of Claims that result from a willful breach of this Agreement;


          Claims pursuant to subclause 6.2(a), (b) or (c) may be made at any time after Closing.


6.3  SUBROGATION

To the extent permitted by Applicable Law or the applicable Contract, Purchaser shall be subrogated to all rights of Vendor in respect of any liabilities assumed by, or in respect of which indemnification is given by, Purchaser hereunder.  Purchaser and Vendor shall provide reasonable cooperation, at the sole cost and expense of Purchaser, in the defence of any such liability.


6.4  DUE DILIGENCE COMPLETED AFTER CLOSING

Purchaser will, at the sole expense of Purchaser, carry out a smart pig test on the Manito 10" blend and 4"/6" condensate Pipelines, the Milk River 6" line and the North Saskatchewan 10" river crossing that may not be completed prior to

Closing but will be completed as soon as practicable and, in any event, no later than ninety (90) days after the date of this Agreement.  If the test discloses that any portion of those Pipelines to have less than fifty per cent (50%) of the original wall thickness, Vendor will repair those portions of the Pipelines at no cost to Purchaser in respect of those repairs

(but Vendor shall not be liable to Purchaser for any business interruption, loss of profit or other indirect or incidental claims arising from such repairs).

Purchaser shall provide Vendor with access and a licence to use the Lands required in order to effect such repairs within one (1) year of the Closing Date and during a period that includes May to November.


6.5  MILK RIVER

Vendor will compensate Purchaser for any reductions to the Milk River tariffs mandated by the National Energy Board with respect to the Milk River complaint as described in Schedule 8 that exceed a percentage reduction of twenty percent

(20%) of the currently posted tariffs.  The value of the compensation will be calculated by multiplying the Milk River revenues for the calendar year 2000 (US

$3,318,000) times any percentage reduction in excess of 20% times a factor of eight.

                                   ARTICLE 7
                                   EMPLOYEES


7.1  OFFER OF EMPLOYMENT


     (a)  Purchaser shall extend offers of continuous employment to those

          Employees of Vendor named in Schedule 17. Purchaser shall provide the offers of employment to Vendor for approval at least ten (10) Business

          Days before the Closing Date. All offers of employment shall provide for overall compensation and benefits that is at least as beneficial for each

          Employee as those which currently exist for such Employee, so as to fully mitigate the loss of employment with Vendor. In particular, each offer of employment shall provide for:


          (i)    a compensation package that is at least as beneficial as the current compensation and benefits package for the particular

                 Employee, including the provision of benefits with effect from the Closing Date which are no less favourable than those

                 provided under the Employee Plans. Notwithstanding the

                 foregoing, Purchaser shall not be obligated to replicate the defined benefit section of Vendor's registered pension plan,

                 however, Purchaser shall, either through a registered pension plan or a group registered retirement savings plan, provide defined contribution benefits to Hired Employees for service after the Closing Date which are no less favourable as those provided under the defined contribution section of Vendor's registered pension plan;


          (ii)   recognition of the particular Employee's years of service with

                 Vendor (which service shall include service in any corporations or businesses with predecessor companies acquired by Vendor)

                 for all employment purposes, including for determination of severance; and

          (iii)  vacation that recognizes the same number of years of service as are recognized by Vendor, which may include prior industry service.


     (b)  For all Employees of Vendor who accept the offer of employment of

          Purchaser made pursuant to subclause 7.1(a) ("Hired Employees"),

          Purchaser shall indemnify and save harmless Vendor with respect to all

          Claims against Vendor made by any Hired Employees as a consequence of the termination of such Hired Employee by Purchaser at any time after the Closing Date.


     (c)  Purchaser shall not have any liability to Vendor (i) with respect to any employee who does not accept Purchaser's offer of employment, or

          (ii) any and all employees of Vendor whom are not listed in Schedule

          17, and Vendor shall indemnify and save harmless Purchaser from all such Claims, subject to Purchaser having performed its obligations under Section 7.1.


     (d)  For three (3) years after Closing Vendor shall not, and guarantees that none of its Affiliates shall hire, either as an employee,

          consultant or independent contractor, or in any other capacity or relationship, any of the Hired Employees without first having received written confirmation from Purchaser that the particular individual is not and will not be employed by Purchaser.

     (e)  Each Hired Employee shall cease to participate in and accrue benefits under the Employee Plans on and after the Closing Date.


          Purchaser:


          (i)    shall have no responsibility for any benefit claims incurred within the meaning of the Employee Plans;


          (ii)   shall be responsible under the replacement benefit plans to be established by Purchaser as set out in subclause 7.1(a) for all benefit claims incurred by the Hired Employees on and after the

                 Closing Date; and


          (iii)  shall not assume any liability for any benefits accrued prior to the Closing Date by Hired Employees under Vendor's

                 registered pension plan.


                                   ARTICLE 8
                                    GENERAL

8.1  FURTHER ASSURANCES


At the Closing and thereafter as may be necessary and without further consideration, the parties hereto shall execute, acknowledge and deliver such other documents, novations, instruments and agreements and shall do such other things as may be necessary to carry out their respective obligations under this

Agreement.

8.2  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada having application therein.

Subject to clause 8.3, each party hereby irrevocably and unconditionally consents to submit to the jurisdiction of the Court of Queen's Bench of Alberta,

Judicial District of Calgary, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts) and further agrees that services of any process, summons, notice or document by registered or certified mail to the address hereinafter set forth shall be effective service of process for any action, suit or proceeding brought against the party in any such Court.  The parties hereby irrevocably and unconditionally waive any objection to the venue of any action, suit or proceeding arising out of this Agreement or the transaction contemplated hereby being in the Courts of the Province of Alberta and further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such Court has been brought in an inconvenient forum.


8.3  WAIVER

No waiver by any party of any, or any breach, of the covenants, provisions,

conditions or terms of this Agreement shall be of any effect or be binding upon the party alleged to have waived, unless such waiver is expressed in writing.

8.4  TIME

Time shall be of the essence of this Agreement.


8.5  NOTICES

     (a)  The address for all notices, communications and statements

          (hereinafter called "notices") of each of the parties hereto shall be as follows:


          Vendor:     Murphy Oil Company Ltd.

                      2100, 555 - 4th Avenue S.W.
                      Calgary, AB  T2P 3Y3

                      Attention:        Corporate Secretary
                      Telecopier No.:   (403) 294-8867


                      Murphy Oil Corporation

                      200 East Peach Street
                      P.O. Box 7000
                      El Dorado, AR  71731-7000

                      Attention:        Corporate Secretary
                      Telecopier No.:   (870) 864-6489


          Purchaser:  Plains Marketing Canada, L.P.

                      c/o Plains Marketing, LP
                      333 Clay Street, Suite 2900 (77002)
                      P.O. Box 8648
                      Houston, TX  77210-4648

                      Attention:        Harry Pefanis
                      Telecopier No.:   (713) 646-4378


                      -and-

                      Plains Marketing, L.P.

                      c/o Plains Marketing, LP
                      333 Clay Street, Suite 2900 (77002)
                      P.O. Box 8648
                      Houston, TX  77210-4648

                      Attention:        Lawrence J. Dreyfuss
                      Telecopier No.:   (713) 646-4216


     (b)  All notices required, permitted or contemplated hereunder shall be in writing, and shall be deemed to be sufficiently given and received if given:


          (i)    by delivery to the recipient during the normal working hours of the recipient at the address set forth above, and notices so given shall be deemed received by the addressee when actually delivered if delivered during the normal working hours of a

                 Business Day, or at the commencement of the next ensuing

                 Business Day if not delivered during the normal working hours of a Business Day;


          (ii)   by telecopier directed to the recipient at that party's

                 telecopier number set forth above, and notices so given shall be deemed to have been received by the addressee thereof when actually received by it if received during the normal working hours of a Business Day, or at the commencement of the next ensuing Business Day if not received during the normal working hours of a Business Day; or

     (c)  Either party hereto may from time to time change its address for service hereunder by giving written notice to the other.


8.6  SIGNS

After Closing, Purchaser shall forthwith remove any signs which indicate

Vendor's ownership or operation of the Assets, except in relation to the use of the Spur logo, as contemplated by this Agreement.  It shall be the responsibility of Purchaser, where necessary, to erect or install any signs that may be required by Government Authorities indicating Purchaser to be the operator of the Assets and to notify suppliers, contractors, Government

Authorities and any other third party of Purchaser's interest in the Assets.

Purchaser and Vendor acknowledge that Vendor shall, on the Closing Date, close out all websites that it has established respecting the Business.


8.7  ASSIGNMENT

Neither party may assign its rights or obligations under this Agreement, either in whole or in part, to any party without having received the written approval of the other party, such approval not to be unreasonably withheld.

Notwithstanding the foregoing, Purchaser may assign this Agreement and its rights and obligations hereunder to an Affiliate, provided that notwithstanding an assignment to an Affiliate, Purchaser shall remain liable for all obligations of such Affiliate.

8.8  CONFIDENTIALITY


     (a)  The Confidentiality Agreement shall terminate upon completion of the

          Closing.


     (b)  Each party shall keep in strict confidence:


          (i)    this Agreement and its contents; and


          (ii)   all non-public information relating to Vendor's business that has been continuously maintained, and is continuously

                 maintained, in strict confidence by Vendor.


          Vendor shall also keep in strict confidence all information relating to the Assets and the Business both before and for three years after

          Closing.  Vendor acknowledges that none of the Hired Employees will be bound by any confidentiality obligations to Vendor or any other Person

          (other than Purchaser) in relation to the Assets or the Business.

          Neither party shall disclose any non-public information that is likely or intended to cause any third party to commence a claim against the other party in respect of the Assets or the Business.  A party may disclose the fact of this Agreement, the contents of this Agreement and any of the aforementioned information to:

          (iii)  any court or to any Government Authority if required to do so by Applicable Law but such party shall, to the extent possible,

                 ensure that the disclosure is made on a confidential basis; and


          (iv)   to its consultants, advisors and legal counsel retained in connection with the transaction contemplated by this Agreement,

                 provided that disclosure is made on a confidential basis.


     (c)  If Closing does not occur, all confidential information delivered by

          Vendor to Purchaser in connection with the Assets or the transaction contemplated by this Agreement and that is not subject to the provision of the Confidentiality Agreements shall, at Vendor's request, be returned to Vendor by Purchaser and Purchaser shall not retain copies of any of the returned material.


     (d)  Each party will discuss with, and obtain the written approval of, the other party drafts of all press releases relating to the transactions contemplated by this Agreement, prior to the release or publication of such releases, which approval may be reasonably withheld; provided that neither party may withhold its approval of the disclosure of matters required to be disclosed by the other party under Applicable

          Law or the rules of any stock exchange upon which the securities of the disclosing party are traded.

8.9  ACCESS TO RECORDS

Vendor shall have reasonable access to all books, records, data, etc. during business hours on reasonable terms if required for the purpose of any tax proceedings or audit.


8.10 ENUREMENT

This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective trustees, receivers, receiver-managers,

successors and permitted assigns.

8.11 ENTIRE AGREEMENT


This Agreement constitutes the entire agreement of the parties with respect to its subject matter hereof.


IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the date first above written.

                                       MURPHY OIL COMPANY LTD.

                                       Per:

                                       -----------------------------------------

                                       Per:

                                       -----------------------------------------


                                       PLAINS MARKETING CANADA, L.P., BY
                                       ITS GENERAL PARTNER PMC (NOVA
                                       SCOTIA) COMPANY

                                       Per:

                                       -----------------------------------------